UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2008

Eddie Bauer Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33070	421672352
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10401 NE 8th Street, Suite 500, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425)-755-6544

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 31, 2008, Eddie Bauer Holdings, Inc. (the "Company") issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the scheduling of its conference call to discuss the Company’s financial results for the second quarter of fiscal year 2008 on August 7, 2008 at 1:30 p.m. PDT (4:30 p.m. EDT).

Also on July 31, 2008, the Company issued a press release announcing the appointment of Carrie McManis as Divisional Vice President, Tax. Ms. McManis received an inducement grant to join the Company of 2,125 restricted stock units, which will become 100% vested after four years of service and options to purchase 6,375 shares of the Company’s common stock, vesting 25% per year, at an exercise price of $5.57 per share. These awards constitute inducement awards under NASDAQ Marketplace Rule 4350 (i). The press release announcing the inducement grant contains a typographical error in the exercise price. The press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
99.1 Press Release dated July 31, 2008
99.2 Press Release dated July 31, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eddie Bauer Holdings, Inc.

July 31, 2008	By:	Freya R. Brier

Name: Freya R. Brier
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release announcing conference call on August 7, 2008.
99.2	Press release announcing equity grant for inducement to employment.